Exhibit 99.1

Ciber Reports Second Quarter 2015 Results

Revenue up 2% year-over-year in constant currency; Ciber to Launch New SaaS Offering

GREENWOOD VILLAGE, Colo., July 30, 2015 /PRNewswire/ -- Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, today reported results for the second quarter of 2015.

Financial Highlights

For the quarter ended June 30, 2015:

  Revenue of $197.9 million, a 2% increase in constant currency, down 8% in U.S. dollars versus the prior year
  Gross margin of 26.1%, up from 25.4% in the prior year and 25.6% in the prior quarter
  Operating income of $3.7 million, before amortization and restructuring charges of $0.7 million
  Net income from continuing operations of $1.2 million, or $0.01 per share
  Operating cash flow used in continuing operations of $3.5 million

Revenue of $197.9 million increased 2% in constant currency, or decreased 8% in U.S. dollars, compared with last year's second quarter. Net income from continuing operations, before amortization, restructuring charges and management transition costs, for the second quarter of 2015 was $2.0 million, or $0.02 per share compared to $1.3 million, or $0.02 on a per share basis in the second quarter of 2014. GAAP net income from continuing operations was $1.2 million in the quarter. GAAP operating margin was 1.5% and non-GAAP operating margin was 1.9% for the second quarter. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

President and Chief Executive Officer Michael Boustridge said, "Our second-quarter results are solid, and we continue to show improvement. We are delighted to launch our SaaS line of business for application modernization, Ciber Momentum, which we believe will give us triple digit increases in subscription revenues and services fees over three years, allowing us to grow this into a $200M+ business."

Christian Mezger, Chief Financial Officer, commented, "In constant currency, we have delivered four consecutive quarters of year-over-year profit improvement and three consecutive quarters of year-over-year revenue growth. North America has shown strong revenue performance, while International was flat year-over-year in constant currency."

Market Highlights

  Ciber signed an industry-leading Talent Services deal, with a Fortune 30 company, using its Talent Transformation Model.  This represents $90 million in total contract value over the next three years.
  The University of Strathclyde in Scotland chose Ciber to implement a new Student Administration system based on Oracle.
  JFK Medical Center signed a contract with Ciber to implement a new Infor ERP system.
  Aenova selected Ciber for their cloud journey to S/4 HANA.

Other Highlights

Stock Repurchase Program

In the second quarter of 2015 we purchased $0.9 million of treasury stock under our publicly announced buyback plan.

Restructuring Program

On July 25, 2014, we approved a restructuring plan focused on the implementation of a go-to-market model, realigning the organization and improving our near and offshore delivery mix ("the 2014 Plan"). The 2014 Plan commenced in the third quarter of 2014 and is expected to be completed in the third quarter of 2015. It is expected to impact approximately 280 people. We estimate the total amount of the restructuring charges for the 2014 Plan will be approximately $27 million, substantially all of which will be settled in cash. The total estimated restructuring expenses include approximately $20 million related to employee severance and related benefits and approximately $7 million related to professional fees, office closures and other expenses. We expect the 2014 Plan will result in annualized pre-tax net savings from these actions of approximately $18 million that will be fully realized starting in the second half of 2015 and each year thereafter.

Continuing Operations

For a recap of historical comparisons, please refer to Ciber's SEC filings on forms 10-Q and 8-K. These filings may be found in the Investor Relations section of the Company's website at www.ciber.com/cbr.

Investor and Analyst Conference Call

Ciber President and Chief Executive Officer Michael Boustridge invites you to participate in a conference call or audiocast today at 8:30 a.m. Eastern Time to discuss the Company's financial results.

The live audiocast of the conference call will be available to the public at www.ciber.com/cbr. To participate in the conference call, dial 877-407-8293 (U.S.) or +1-201-689-8349 (outside the U.S.) ten minutes prior to the start of the call.

A replay of the call and webcast will be available one hour after the call ends through August 31, 2015. To access the telephone replay, dial 877-660-6853 (U.S.) or +1-201-612-7415 (outside the U.S.). The webcast replay will be available at www.ciber.com/cbr.

Non-GAAP Financial Information

Ciber presents a number of non-GAAP measurements because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP measurements include: second quarter 2015 revenue change year-over-year adjusted for currency; second quarter 2015 year-to-date revenue change year-over-year adjusted for currency; second quarter 2015 sequential revenue change adjusted for currency; international second quarter 2015 revenue change year-over-year adjusted for currency; international second quarter 2015 year-to-date revenue change year-over-year adjusted for currency; international second quarter 2015 sequential revenue change adjusted for currency; second quarter 2015 operating income from continuing operations and operating margin adjusted for restructuring, amortization, and management transition costs; first quarter 2015 operating income from continuing operations and operating margin adjusted for restructuring charges, amortization and management transition costs; second quarter 2014 operating income from continuing operations and operating margin adjusted for restructuring charges, amortization and management transition costs; second quarter 2015 net income from continuing operations and net income per share from continuing operations adjusted for restructuring charges, amortization and management transition costs; first quarter 2015 net income from continuing operations and net income per share from continuing operations adjusted for restructuring charges, amortization and management transition costs; and second quarter 2014 net income from continuing operations and net income per share from continuing operations adjusted for restructuring charges, amortization and management transition costs. Reconciliations of non-GAAP to comparable GAAP measures are available in the schedules accompanying this release. These reconciliations may also be found in the Investor Relations section of the Company's website at www.ciber.com/cbr.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Words, such as "anticipate," "believe," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "positioned," "potential," "project," "should," and "will" and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, risks that: our results of operations may be adversely affected if we are unable to execute on the key elements of our strategic plan or our strategic plan proves to be less successful than anticipated; if we are not able to anticipate and keep pace with rapid changes in technology, our business may be negatively affected; a data security or privacy breach could adversely affect our business; we may experience declines in revenue and profitability if we do not accurately estimate the cost of engagements conducted on a fixed-price basis; our business could be adversely affected if our clients are not satisfied with our services, and we could face damage to our professional reputation and/or legal liability; termination of a contract by a significant client and/or cancellation with short notice could adversely affect our results of operations; our results of operations can be adversely affected by economic conditions and the impacts of economic conditions on our clients' operations and technology spending; if we do not continue to improve our operational, financial and other internal controls and systems to manage our growth and size or if we are unable to enter, operate and compete effectively in new geographic markets, our results of operations may suffer and the value of our business may be harmed; our brand and reputation are key assets and competitive advantages of our Company and our business may be affected by how we are perceived in the marketplace; our future success depends on our ability to continue to retain and attract qualified sales, delivery and technical employees; we cannot guarantee that we are in compliance with all applicable laws and regulations; if we are unable to protect our intellectual property rights from unauthorized use or infringement by third parties, our business could be adversely affected; our services or solutions could infringe upon the intellectual property rights of others, or we might lose our ability to utilize rights we claim in intellectual property or the intellectual property of others; if we are unable to collect our receivables, our results of operations and cash flows could be adversely affected; our credit agreement, an asset-based loan facility, limits our operational and financial flexibility; our revenues, operating results and profitability may vary from quarter to quarter and may result in increased volatility in the price of our stock; our international operations expose us to additional risks that could have adverse effects on our business and operating results; the IT services industry, in the U.S. and internationally, is highly competitive, with increased focus on offshore capability and we may not be able to compete effectively in this evolving marketplace; our operations are vulnerable to disruptions that may impact our results of operations and from which we may not recover; we might not be successful at identifying, acquiring, or integrating businesses or entering into joint ventures; we could incur additional losses due to further impairment in the carrying value of our goodwill; we depend on contracts with various public sector agencies for a significant portion of our revenue and, if the spending policies or budget priorities of these agencies change, we could lose revenue; unfavorable government audits could require us to adjust previously reported operating results, to forego anticipated revenue and subject us to penalties and sanctions; we have adopted anti-takeover defenses that could make it difficult for another company to acquire control of Ciber or limit the price investors might be willing to pay for our stock, thus affecting the market price of our securities. For a more detailed discussion of these factors, see the information under the "Risk Factors" heading in our Annual Report on Form 10-K for the year ended December 31, 2014 and other documents filed with or furnished to the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

About Ciber, Inc.

Ciber is a global IT consulting company with some 6,500 consultants in North America, Europe and Asia/Pacific, and approximately $1 billion in annual business. Client focused and results driven, Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.Ciber.com.

Contact:
Christian Mezger
Investor Relations
303-220-0100
cmezger@ciber.com

Bonnie Bird
Media Relations
303-220-0100
bbird@ciber.com

Ciber, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Consulting services	$187,246	$202,639	$378,300	$407,620
Other revenue	10,698	12,007	21,649	25,037
Total revenues	197,944	214,646	399,949	432,657

OPERATING EXPENSES
Cost of consulting services	140,621	153,260	284,416	307,111
Cost of other revenue	5,618	6,830	12,113	14,419
Selling, general and administrative	48,030	55,393	93,748	105,033
Amortization of intangible assets	107	67	107	67
Restructuring charges	675	1,508	736	1,406
Total operating expenses	195,051	217,058	391,120	428,036

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	2,893	(2,412)	8,829	4,621

Interest expense	(427)	(536)	(741)	(898)
Other expense, net	(225)	(20)	(378)	(90)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,241	(2,968)	7,710	3,633
Income tax expense	1,090	2,201	2,341	4,736

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,151	(5,169)	5,369	(1,103)
Loss from discontinued operations, net of income tax	(16)	(288)	(58)	(430)

CONSOLIDATED NET INCOME (LOSS)	1,135	(5,457)	5,311	(1,533)
Net income (loss) attributable to noncontrolling interests	(10)	10	(8)	15

NET EARNINGS (LOSS) ATTRIBUTABLE TO CIBER, INC.	$1,145	$(5,467)	$5,319	$(1,548)

Basic and diluted earnings (loss) per share attributable to Ciber, Inc.:
Continuing operations	$0.01	$(0.07)	$0.07	$(0.01)
Discontinued operations	—	—	—	(0.01)
Basic and diluted earnings (loss) per share attributable to Ciber, Inc.	$0.01	$(0.07)	$0.07	$(0.02)

Weighted average shares outstanding:
Basic	78,880	77,301	78,804	76,877
Diluted	79,801	77,301	79,670	76,877

Ciber, Inc. CONSOLIDATED BALANCE SHEETS (In thousands, except per share amounts) (Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$17,624	$45,858
Accounts receivable, net of allowances of $2,989 and $2,842, respectively	187,009	173,450
Prepaid expenses and other current assets	27,908	26,714
Total current assets	232,541	246,022

Property and equipment, net of accumulated depreciation of $42,185 and $46,871, respectively	17,906	14,115
Goodwill	261,294	267,587
Other assets	7,042	7,559

TOTAL ASSETS	$518,783	$535,283

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$9,803	$—
Accounts payable	27,773	32,926
Accrued compensation and related liabilities	37,433	59,012
Deferred revenue	19,024	17,475
Income taxes payable	67	573
Other accrued expenses and liabilities	36,961	50,932
Total current liabilities	131,061	160,918

Long-term debt	20,850	11,402
Deferred income taxes	29,828	28,422
Other long-term liabilities	10,781	8,465
Total liabilities	192,520	209,207

Commitments and contingencies (see note 9)

Equity:
Ciber, Inc. shareholders' equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 79,100 and 78,728 shares issued, respectively	791	787
Treasury stock, at cost, 44 and 32 shares, respectively	(153)	(117)
Additional paid-in capital	364,928	360,419
Accumulated deficit	(15,044)	(18,348)
Accumulated other comprehensive loss	(24,829)	(17,243)
Total Ciber, Inc. shareholders' equity	325,693	325,498
Noncontrolling interests	570	578
Total equity	326,263	326,076

TOTAL LIABILITIES AND EQUITY	$518,783	$535,283

Ciber, Inc. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income (loss)	$5,311	$(1,533)
Adjustments to reconcile consolidated net income (loss) to net cash used in operating activities:
Loss from discontinued operations	58	430
Depreciation	2,715	2,611
Amortization of intangible assets	107	67
Deferred income tax expense	2,172	2,413
Provision for (recovery of) doubtful receivables	373	(65)
Share-based compensation expense	3,927	7,420
Amortization of debt costs	285	285
Other, net	1,154	195
Changes in operating assets and liabilities:
Accounts receivable	(18,462)	(8,413)
Other current and long-term assets	(8,309)	2,040
Accounts payable	(4,337)	(7,129)
Accrued compensation and related liabilities	(20,828)	(17,195)
Other current and long-term liabilities	(3,061)	(5,985)
Income taxes payable/refundable	1,802	(2,391)
Cash used in operating activities — continuing operations	(37,093)	(27,250)
Cash used in operating activities — discontinued operations	(222)	(779)
Cash used in operating activities	(37,315)	(28,029)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition	—	(845)
Purchases of property and equipment, net	(3,621)	(5,009)
Cash used in investing activities — continuing operations	(3,621)	(5,854)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on long-term debt	196,009	157,869
Payments on long-term debt	(176,734)	(150,414)
Employee stock purchases and options exercised	999	4,373
Purchase of shares for employee tax withholdings	(799)	(2,675)
Purchase of noncontrolling interest	(4,991)	—
Purchase of treasury stock	(1,665)	—
Cash provided by financing activities — continuing operations	12,819	9,153
Effect of foreign exchange rate changes on cash and cash equivalents	(117)	611
Net decrease in cash and cash equivalents	(28,234)	(24,119)
Cash and cash equivalents, beginning of period	45,858	44,483
Cash and cash equivalents, end of period	$17,624	$20,364

Ciber, Inc. SUMMARY SEGMENT DATA (Dollars in thousands) (Unaudited)

Summary Segment Analysis

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Revenues:
International	$89,295	$109,830	(19)%	$185,982	$224,811	(17)%
North America	108,825	105,154	3%	214,392	208,632	3%
Other	833	567	47%	1,621	1,221	33%
Total segment revenues	198,953	215,551	(8)%	401,995	434,664	(8)%
Inter-segment	(1,009)	(905)	n/m	(2,046)	(2,007)	n/m
Total revenues	$197,944	$214,646	(8)%	$399,949	$432,657	(8)%

Operating income (loss) from continuing operations:
International	$5,225	$3,231	62%	$11,638	$10,055	16%
North America	10,387	9,109	14%	20,383	17,581	16%
Other	49	(4)	1325%	125	133	(6)%
Total segment operating income	15,661	12,336	27%	32,146	27,769	16%
Corporate expenses	(11,986)	(13,173)	9%	(22,474)	(21,675)	(4)%
Operating income (loss) from continuing operations before amortization and restructuring charges	3,675	(837)	539%	9,672	6,094	59%
Amortization of intangible assets	(107)	(67)	n/m	(107)	(67)	n/m
Restructuring charges	(675)	(1,508)	55%	(736)	(1,406)	48%
Total operating income (loss) from continuing operations	$2,893	$(2,412)	220%	$8,829	$4,621	91%

_____________
n/m = not meaningful

Segments as Percent of Total Segment Revenue and Total Segment Operating Income (excluding Inter-segment, corporate expenses, amortization and restructuring)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
International	45%	51%	47%	52%
North America	55%	49%	53%	48%
Other	—%	—%	—%	—%
Total segment revenues	100%	100%	100%	100%

Operating income:
International	34%	26%	37%	36%
North America	66%	74%	63%	63%
Other	—%	—%	—%	1%
Total segment operating income	100%	100%	100%	100%

Segment Operating Margins (excluding corporate expenses, amortization and restructuring charges)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating margin:
International	6%	3%	6%	5%
North America	10%	9%	10%	8%
Other	6%	(1)%	8%	11%
Total segment operating margin	8%	6%	8%	6%

Ciber, Inc.
NON-GAAP FINANCIAL INFORMATION
(Dollars in millions, except per share amounts)
(Unaudited)

Ciber reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures used in managing our business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth in this press release, our quarterly earnings call, and our quarterly report on form 10-Q constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

Components of Revenue

	Three Months Ended June 30, 2015 Comparison to Three Months Ended June 30, 2014
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	1.9%	(9.7)%	(7.8)%

International	0.3%	(19)%	(18.7)%

	Three Months Ended June 30, 2015 Sequential Comparison to Three Months Ended March 31, 2015
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(0.3)%	(1.7)%	(2.0)%

International	(4.0)%	(3.6)%	(7.6)%

	Six Months Ended June 30, 2015 Comparison to Six Months Ended June 30, 2014
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	1.2%	(8.8)%	(7.6)%

International	(0.5)%	(16.8)%	(17.3)%

Adjusted Results of Operations

	Consolidated*
	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014		Three Months Ended March 31, 2015
	In millions	Margin	In millions	Margin	In millions	Margin
GAAP reported operating income (loss) from continuing operations	2.9	1.5%	$(2.4)	(1.1)%	$5.9	2.9%
Restructuring charges	0.7	0.3	1.5	0.7	0.1	—
Amortization of intangible assets	0.1	0.1	0.1	—	—	—
Management transition costs	—	—	5.0	2.3	—	—
Operating income from continuing operations before restructuring charges, amortization and management transition costs	$3.7	1.9%	$4.1	1.9%	$6.0	3.0%

	*Columns may not total due to rounding

	Consolidated*
	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014		Three Months Ended March 31, 2015
	In millions	Per Share	In millions	Per Share	In millions	Per Share
GAAP net income (loss) from continuing operations	1.2	$0.01	(5.2)	$(0.07)	$4.2	$0.05
Restructuring charges	0.7	0.01	1.5	0.02	0.1	—
Tax impact of restructuring charges	—	—	—	—	(0.2)	—
Amortization of intangibles	0.1	—	0.1	—	—	—
Management transition costs	—	—	5.0	0.06	—	—
Net income from continuing operations before restructuring charges, amortization and management transition costs	$2.0	$0.02	$1.3	$0.02	$4.1	$0.05

	*Columns may not total due to rounding

Logo - http://photos.prnewswire.com/prnh/20150708/234002LOGO